UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2009

DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-15676	62-1242599
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Davidson Diversified Real Estate III, L.P., a Delaware limited partnership (the “Registrant”), owns a 99.99% interest in Plainview Apartments, L.P., a South Carolina limited partnership (the “Partnership” or “Seller”).   The Partnership owns Plainview Apartments (“Plainview”), a 480-unit apartment complex located in Louisville, Kentucky.  As previously disclosed, on April 6, 2009 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, NTS-Plainview Associates, a Kentucky limited partnership (the “Purchaser”), to sell Plainview to the Purchaser for a total sales price of $21,035,000.

On May 6, 2009, the Seller and Purchaser entered into a First Amendment to Purchase and Sale Contract pursuant to which the purchase price was reduced to $20,535,000.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10 P        First Amendment to Purchase and Sale Contract between Plainview Apartments, L.P., a South Carolina limited partnership, and NTS-Plainview Associates, a Kentucky limited partnership, dated May 6, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.

By:  Davidson Diversified Properties, Inc.

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: May 12, 2009